UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF ILLINOIS EASTERN DIVISION
Lead Case No. 1:22-cv-01083

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement dated March 18, 2026 (“Stipulation”), is made and entered into by the following parties, each by and through their respective counsel: (1) plaintiffs Kapil Puri (“Puri”) and Yixin Sim (“Sim”) (the “Illinois Plaintiffs”) in the above-captioned consolidated stockholder derivative action (the “Illinois Action”) pending in the United States District Court for the Northern District of Illinois (the “Court”); plaintiff Stourbridge Investments LLC (“Stourbridge”) in the stockholder derivative action pending in the United States District Court for the District of Delaware captioned Stourbridge Investments LLC
v. Giljohann, et al., Case No. 1:22-cv-00526-RGA (the “Delaware Action”); stockholder James McNabb (“McNabb” and collectively, the “Plaintiffs”), who made a pre-suit litigation demand (the “Demand” and, together with the Illinois Action and Delaware Action, the “Derivative Matters”) on the Board of Directors (the “Board”) of Exicure, Inc. (“Exicure” or the “Company”); (2) individual defendants David A. Giljohann, Brian C. Bock, Jeffrey L. Cleland,

Elizabeth Garofalo, Bosun Hau, Bali Muralidhar, Andrew Sassine, Matthias Schroff, James Sulat, and Timothy P. Walbert (collectively, the “Individual Defendants”); and (3) nominal defendant Exicure (together with the Individual Defendants, “Defendants”) (the “Parties” refers collectively to Plaintiffs and Defendants).
This Stipulation, subject to the approval of the Court, is intended to fully, finally, and forever resolve, discharge, and settle any and all Released Claims (as defined herein) upon the terms and subject to the conditions set forth herein.
I.    FACTUAL AND PROCEDURAL BACKGROUND OF THE DERIVATIVE MATTERS
Plaintiffs allege that, inter alia, from January 7, 2021 through December 10, 2021, at least, the Individual Defendants breached their fiduciary duties and engaged in related misconduct, by making and/or causing the Company to make false and misleading statements and omissions to the public, including in proxy solicitations governed by Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), regarding the proper collection, analysis, and reporting of data generated by its clinical studies and the viability of the Company’s drug candidate, XCUR-FXN. Plaintiffs further allege that the Individual Defendants caused Exicure to fail to maintain adequate internal controls over its preclinical development program for XCUR-FXN, including regarding the data generated that was allegedly misrepresented to the investing public. The Individual Defendants deny these allegations.
A.    Overview of the Derivative Matters

i.    The Illinois Action

On March 1, 2022, plaintiff Puri filed a Verified Shareholder Derivative Complaint allegedly on behalf of Exicure in the Court against the Individual Defendants alleging breaches of fiduciary duties, unjust enrichment, waste of corporate assets, gross mismanagement, abuse of control, violations of Section 14(a) of the Exchange Act, and a claim for contribution under

Sections 10(b) and 21D of the Exchange Act, originally captioned Puri v. Giljohann, et al., Case No. 1:22-cv-01083 (the “Puri Action”). (ECF No. 1).
On March 8, 2022, plaintiff Sim filed a Verified Shareholder Derivative Complaint allegedly on behalf of Exicure in the Court against the Individual Defendants alleging claims that related to those in the Puri Action, including, among others, breaches of fiduciary duties and violations of Section 14(a) of the Exchange Act, originally captioned Sim v. Giljohann, et al., Case No. 1:22-cv-01217 (the “Sim Action”) (Sim Action, ECF No. 1).
On March 17, 2022, plaintiffs Puri and Sim filed an unopposed motion with the Court, requesting that the Court consolidate the Puri and Sim Actions and appoint leadership for plaintiffs in the consolidated action; the Court granted the motion on April 20, 2022, thereby forming the consolidated Illinois Action. (ECF No. 12).
On April 28, 2022, the parties to the Illinois Action filed a joint motion to stay, requesting that the Court stay the Illinois Action until the sooner of: (a) the denial of any part of the motion to dismiss in the related securities class action captioned Colwell v. Exicure Inc. et al, Case No. 1:21-cv-06637 (the “Securities Class Action”); or (b) the dismissal of the Securities Class Action with prejudice. The Court granted the motion on May 5, 2022. (ECF Nos. 14, 18).
On March 31, 2025, the Court entered a minute entry: (1) stating that a final order had been entered in the Securities Class Action on January 23, 2025; and (2) requiring plaintiffs to file a status report by April 4, 2025. (ECF No. 23).
On April 4, 2025, the parties jointly filed a status report informing the Court that the parties had been engaging in settlement discussions and requesting that the Court maintain the stay of the Illinois Action through June 3, 2025 to facilitate the Parties’ continuing settlement negotiations, which request the Court approved on April 7, 2025. (ECF Nos. 26, 27).

On January 21, 2026, the Court ordered the parties to file a motion for preliminary approval of a settlement by February 16, 2026 or the Court would convene an in-court hearing. (ECF No. 49).
On February 18, 2026, following a joint request for extension from the parties, the Court extended the deadline for the parties to submit the preliminary approval motion to March 18, 2026. (ECF Nos. 50, 51).
ii.    The Delaware Action
On April 25, 2022, plaintiff Stourbridge filed a Verified Shareholder Derivative Complaint allegedly on behalf of Exicure in the United States District Court for the District of Delaware against the Individual Defendants alleging breaches of fiduciary duties, violations of Section 14(a) of the Exchange Act, unjust enrichment, and a claim for contribution under Section 10(b) and/or 20(a) of the Exchange Act. (Delaware Action, ECF No. 1).
On June 21, 2022, the parties to the Delaware Action filed a stipulation to stay the case, requesting that the court stay the Delaware Action until the sooner of: (a) the denial of any motion to dismiss in the Securities Class Action or (b) the dismissal of the Securities Class Action with prejudice, which the court so-ordered on June 22, 2022. (Delaware Action, ECF Nos. 3, 4).
On January 26, 2026, the parties to the Delaware Action filed a joint status report, notifying the court that the Parties were working towards finalizing settlement documentation. (Delaware Action, ECF No. 31).
On February 6, 2026, in response to an Oral Order issued by the court in the Delaware Action on January 27, 2026, counsel for Defendants, on behalf of all parties to the Delaware Action, advised the court in the Delaware Action that after consultation among counsel, it is the parties’ intent that a settlement in the Illinois Action will resolve both derivative actions, i.e., the

Delaware Action and the Illinois Action, as well as the Demand, given the overlapping facts and issues in the proceedings. The letter further advised that, if the proposed settlement is approved in the Illinois Action, the parties will promptly inform the court in the Delaware Action and intend to seek dismissal of the Delaware Action. (Delaware Action, ECF No. 33).
iii.    The Demand
On March 18, 2022, stockholder McNabb served a pre-suit litigation demand on the Board to investigate and bring action against the Individual Defendants for, inter alia, breaches of their fiduciary duties arising out of substantially the same alleged misconduct as set forth in the Illinois and Delaware Actions.
Despite an initial exchange of correspondence, stockholder McNabb received no substantive response. Stockholder McNabb therefore sent two follow ups to the Company’s counsel which prompted a response on October 7, 2022 informing stockholder McNabb that the Board determined the Demand to not be ripe for consideration. Following this response, stockholder McNabb wrote to the Company’s counsel to express his disagreement with the Board’s decision and requested that the Company enter into tolling agreements with the individuals named in the Demand.
Following this, stockholder McNabb negotiated the terms of an agreement with the Company to, inter alia, hold the Demand in abeyance, have any books and records produced to another stockholder also produced to stockholder McNabb, and to toll the applicable statute of limitations. The parties executed the agreement on May 24, 2023.
B.    Settlement Negotiations

On March 14, 2024, Illinois Plaintiffs and McNabb sent a settlement demand letter to Defendants that, inter alia, proposed a settlement framework that included a comprehensive set of corporate governance reforms designed to address what Illinois Plaintiffs and McNabb allege were the governance deficiencies that resulted in the wrongdoing alleged in the Derivative
Matters.
On October 2, 2024, Plaintiffs sent an updated joint settlement demand letter to Defendants. In the following months, the Parties continued to engage in arm’s-length, good faith settlement negotiations aimed at global resolution of the claims and potential claims in the Derivative Matters, which included exchanging settlement proposals and counterproposals.
Finally, on July 9, 2025, the Parties reached an agreement in principle on the material terms of the Settlement, including the corporate governance reforms that Exicure agreed to adopt and implement for a period of at least four (4) years, and corporate governance reforms enacted at Exicure during the pendency of the Derivative Matters, as set forth in full in Exhibit A (the “Reforms”).
Defendants also agreed to negotiate and produce confirmatory documentary discovery to allow Plaintiffs to confirm the fairness and reasonableness of the Settlement set forth herein.
Following the Parties’ agreement in principle on the material substantive terms of the settlement, the Parties separately negotiated in good faith for the payment of reasonable attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in consideration of the substantial benefits achieved for the Company through their efforts. On February 16, 2026, after arm’s-length negotiations that spanned several months, the Parties agreed for Defendants’ insurance carriers to pay $675,000.00 in attorneys’ fees and expenses to Plaintiffs’ Counsel, subject to Court approval.
II.    PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

While Plaintiffs believe the derivative claims have merit, they also recognize that all litigation is inherently uncertain, risky, and expensive, and that derivative litigation poses certain unique risks and challenges. Plaintiffs believe that Exicure would benefit if the Derivative
Matters could be settled now on reasonable terms, rather than waiting for the outcome of trial(s) and any possible appeal(s) or potential litigation involving the Demand. Plaintiffs’ entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims or potential claims alleged in the Derivative Matters.
Plaintiffs’ Counsel have respectively conducted extensive investigation and analysis, including, inter alia: (i) reviewing and analyzing Exicure press releases, public statements, and filings with the U.S. Securities and Exchange Commission (“SEC”); (ii) reviewing and analyzing securities analysts’ reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings and orders in the Securities Class Action; (iv) researching the applicable law with respect to the claims alleged and the potential defenses thereto; (v) preparing and filing complaints in the Illinois and Delaware Actions; (vi) researching, preparing and sending the Demand and related correspondence; (vii) researching and evaluating factual and legal issues relevant to the claims; (viii) engaging in settlement negotiations with Defendants’ counsel regarding the specific facts, and perceived strengths and weaknesses of the Derivative Matters, and other issues in an effort to facilitate negotiations; (ix) researching the Company’s corporate governance structure in connection with settlement efforts; (x) preparing comprehensive written settlement demands and modified demands over the course of the Parties’ settlement negotiations; and (xi) negotiating and drafting this comprehensive Stipulation.
Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the

Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Exicure. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Exicure and its stockholders and have agreed to settle the Derivative Matters upon the terms and subject to the conditions set forth herein.
III.    DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
Defendants expressly deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever in connection with the Derivative Matters. Defendants further deny each and all the claims, potential claims, and contentions alleged or that could have been alleged in the Derivative Matters. Defendants’ entry into this Settlement is not and shall not be construed as evidence of any presumption, admission, or concession by any Defendant of any fault, liability, or wrongdoing of any kind or damages whatsoever.
Nonetheless, Defendants have concluded that it is desirable for the Derivative Matters to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex derivative actions. Exicure has determined that it is in the best interests of Exicure for the Derivative Matters to be settled in the manner and upon the terms and conditions set forth in this Stipulation.
IV.    TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Parties herein, in consideration of the benefits flowing to the Parties from the Settlement, and subject to the approval of the Court, that the Released Claims shall be finally and fully compromised, settled, and released, and the filed litigation constituting the Derivative Matters shall be dismissed with prejudice and with full preclusive effect as to all

Parties, and the Demand shall be withdrawn, upon and subject to the terms and conditions of this Stipulation, as set forth below.
1.    DEFINITIONS
As used in this Stipulation, the following terms have the meanings specified below:
1.1    “Board” means the Board of Directors of Exicure.
1.2    “Court” means the United States District Court for the Northern District of Illinois.
1.3    “Current Exicure Stockholders” means any Person or Persons who are record or beneficial owners of Exicure stock as of the date of this Stipulation and who continue to own Exicure stock through the date of the Settlement Hearing (defined herein), excluding the Individual Defendants, the officers and directors of Exicure, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which any of the Individual Defendants has or has had a controlling interest.
1.4    “Defendants” means the Individual Defendants and nominal defendant, Exicure.

1.5    “Defendants’ Counsel” means Baker & Hostetler LLP and Jones Day.

1.6    “Defendants’ Released Claims” means all claims or causes of action (including known and Unknown Claims), including, but not limited to, any claims for damages, injunctive relief, interest, attorneys’ fees, expert, or consulting fees, and any and all other costs, expenses, or liabilities whatsoever, that could be asserted in any forum by any of the Defendants or Defendants’ Released Persons against any of the Plaintiffs or Plaintiffs’ Released Persons, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Matters, or the Released Claims. “Defendants’ Released Claims” shall not include claims to enforce the terms of the Stipulation and/or the Judgment.

1.7    “Defendants’ Released Persons” means Defendants, Defendants’ Counsel, and each and all of their past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other Person or entity acting or purporting to act for or on behalf of any Defendant or any counsel for any Defendant, and each of their respective predecessors, successors, and assigns.
1.8    “Delaware Action” means the derivative action pending in the United States District Court for the District of Delaware captioned Stourbridge Investments, LLC v. Giljohann, et al., Case No. 1:22-cv-00526-RGA.
1.9    “Demand” means the pre-suit litigation demand made by stockholder James McNabb on the Board.
1.10    “Effective Date” means the date by which all of the conditions specified in section E., paragraph 6.1 have been met and occurred.
1.11    “Exicure” or the “Company” means nominal defendant Exicure, Inc. and its affiliates, subsidiaries, predecessors, successors, and assigns.
1.12    “Final” means the expiration of all time to seek appeal or other review of the Judgment (defined herein), or if any appeal or other review of such Judgment is filed and not dismissed, after such Judgment is upheld on appeal in all material respects and is no longer subject to appeal, reargument, or review by writ of certiorari or otherwise.

1.13    “Illinois Action” means the above-captioned consolidated derivative action pending in the United States District Court for the Northern District of Illinois.
1.14    “Individual Defendants” means David A. Giljohann, Brian C. Bock, Jeffrey L. Cleland, Elizabeth Garofalo, Bosun Hau, Bali Muralidhar, Andrew Sassine, Matthias Schroff, James Sulat, and Timothy P. Walbert.
1.15    “Judgment” means the Order and Final Judgment entered by the Court that dismisses the Illinois Action pursuant to the Settlement, substantially in the form of Exhibit E attached hereto.
1.16    “Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Matters, substantially in the form of Exhibit C attached hereto and the Summary Notice defined herein.
1.17    “Parties” means Plaintiffs, Individual Defendants, and Exicure.

1.18    “Person” means any natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.
1.19    “Plaintiffs” means Kapil Puri, Yixin Sim, Stourbridge Investments, LLC, and James McNabb.
1.20    “Plaintiffs’ Counsel” means The Brown Law Firm, P.C., The Rosen Law Firm, P.A., Gainey McKenna & Egleston, and Lifshitz Law PLLC.

1.21    “Plaintiffs’ Released Claims” means all claims or causes of action (including known and Unknown Claims), including, but not limited to, debts, demands, rights, interests, actions, suits, causes of action, cross-claims, counter-claims, charges, judgments, obligations, setoffs, or liabilities for any obligations of any kind whatsoever (however denominated), for fees, costs, penalties, damages whenever incurred, and liabilities of any nature whatsoever (including, without limitation, direct or indirect claims or demands for rescission, damages, interest, attorneys’ fees, and any other costs, expenses, or liabilities whatsoever, including joint and several), whether based on federal, state, local, statutory or common law, in equity, or on any other law, rule, regulation, ordinance, contract, or the law of any foreign jurisdiction, whether fixed or contingent, known or unknown, liquidated or unliquidated, suspected or unsuspected, asserted or unasserted, matured or unmatured, arising from any act or omission alleged or claims asserted in the Derivative Matters or that could have been alleged or asserted on behalf of Exicure derivatively, including those that were threatened, asserted, or could have been asserted by Plaintiffs or any of Exicure’s stockholders derivatively, or that Exicure could have asserted directly, in any court, tribunal, forum or proceeding, against any of the Defendants or the Defendants’ Released Persons. “Released Claims” shall not include any claims to enforce the Stipulation, Judgment, or any other document memorializing the Settlement.
1.22    “Plaintiffs’ Released Persons” means Plaintiffs, Plaintiffs’ Counsel, and each and all of their past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other Person or entity acting or purporting to act for or on behalf of any Plaintiff or any counsel for any Plaintiff, and each of their respective predecessors, successors, and assigns, Exicure, and Current Exicure Stockholders (solely in their capacity as Exicure stockholders).
1.23    “Preliminary Approval Order” means the [Proposed] Preliminary Approval Order entered by the Court that preliminarily approves the Settlement, authorizes the form and manner of providing notice of the Settlement to Current Exicure Stockholders, and sets a date for the Settlement Hearing, substantially in the form of Exhibit B attached hereto.
1.24    “Reforms” means the corporate governance reforms and other terms set forth in Exhibit A attached hereto, which the Company shall adopt, implement, and maintain, pursuant to and in accordance with this Stipulation.
1.25    “Released Claims” means Defendants’ Released Claims and Plaintiffs’ Released Claims.
1.26    “Released Persons” means Defendants’ Released Persons and Plaintiffs’ Released Persons.
1.27    “Settlement” means the settlement and compromise of the Derivative Matters as provided for in this Stipulation.
1.28    “Settlement Hearing” means the hearing set by the Court to consider final approval of the Settlement.
1.29    “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Matters, substantially in the form of Exhibit D attached hereto.

1.30    “Unknown Claims” means any of the Plaintiffs’ Released Claim(s) and any of the Defendants’ Released Claims that any of the Released Persons does not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons and might have affected his, her, or its decision whether to object to this Settlement. With respect to any and all Plaintiffs’ Released Claims and Defendants’ Released Claims, the Parties stipulate and agree that, upon the Effective Date, the Released Persons shall expressly waive and relinquish, and each Current Exicure Stockholder shall be deemed to have and by operation of the Judgment shall have expressly waived and relinquished to the fullest extent permitted by law, the provisions, rights and benefits conferred by and under California Civil Code § 1542, and any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Released Persons acknowledge that they and Current Exicure Stockholders may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, upon any theory of law or equity now existing or coming into existence in the future, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.
2.    TERMS OF THE SETTLEMENT
2.1    Within thirty (30) days of issuance of the Judgment by the Court, the Board shall adopt resolutions and amend Board committee charters, corporate governance documents, and/or the Company’s Bylaws1 to ensure the adoption, implementation, and maintenance of the Reforms, which are set forth in Exhibit A attached hereto, and which shall remain in effect for no less than four (4) years from the date of implementation, unless stated otherwise in Exhibit A.
2.2    Exicure acknowledges and agrees that the filing, pendency, and settlement of the Derivative Matters was the cause of the Company’s decision to adopt, implement, and maintain the Reforms. Exicure also acknowledges and agrees that the Reforms confer substantial benefits to Exicure and Exicure’s stockholders.
2.3    Exicure also acknowledges that the claims asserted in the Derivative Matters were a material factor in Exicure’s recent decision to expand the Board to include two additional directors and decision to strengthen Board committee charters during the pendency of the Derivative Matters.
2.4    Through the independent directors of the Board, the Board made a resolution that the Settlement, including the Reforms, and also separately the Research and Data Integrity Oversight Committee (as set forth in Exhibit A), are in the best interest of Exicure and Exicure’s shareholders.
3.    APPROVAL AND NOTICE

3.1    As soon as practicable, the Illinois Plaintiffs shall submit this Stipulation together with its exhibits to the Court and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the

1 The term “Bylaws” refers to the Amended and Restated Bylaws, as currently in effect as of October 2, 2017.
Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Exicure Stockholders; and (iii) a date for the Settlement Hearing.
3.2    Within ten (10) business days after the entry of an order by the Court preliminarily approving the settlement, Exicure shall: (1) post a copy of the Notice and the Stipulation and exhibits thereto on the Investor Relations page of the Company’s website; (2) publish the Summary Notice in a press release once in Investors’ Business Daily or a similar publication with national distribution; and (3) file with the SEC the Notice and Stipulation and exhibits thereto as exhibits to a Current Report filed on Form 8-K. The Notice shall provide a link to the Investor Relations page on Exicure’s website where the Notice and Stipulation and exhibits thereto may be viewed, which page will be maintained through the date of the Settlement Hearing. Defendants’ insurer(s) shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement set forth in this paragraph or as otherwise required by the Court. The Parties believe the form and manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Exicure Stockholders pursuant to applicable law and due process.
3.3    Pending the Court’s determination as to final approval of the Settlement, the Parties are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons.
4.    ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES

4.1    In consideration of the substantial benefits conferred upon Exicure as a direct result of the Reforms and Plaintiffs’ and Plaintiffs’ Counsel’s efforts in connection with the Derivative Matters, and subject to Court approval, the Defendants’ insurance carriers shall pay to

Plaintiffs’ Counsel, collectively, their attorneys’ fees and costs in the amount of six hundred seventy-five thousand dollars ($675,000.00) (the “Fee and Expense Amount”).
4.2    Within thirty (30) days of the date of entry of the Preliminary Approval Order, Defendants’ insurers shall pay the Fee and Expense Amount to the escrow account of The Brown Law Firm, P.C. (the “Escrow Account”). The Fee and Expense Amount, to the extent approved by the Court, shall be released from the Escrow Account once the Court enters the Judgment and an order approving the Fee and Expense Amount—notwithstanding the existence of any collateral attacks on the Settlement, including, without limitation, any objections or appeals—to each of the firms comprising Plaintiffs’ Counsel. Plaintiffs’ Counsel shall be responsible for allocation of the Fee and Expense Amount amongst themselves.
4.3    In the event that the Judgment fails to become Final as defined in section E, paragraph 1.12, if a collateral attack is successful or the Settlement is otherwise terminated, or to the extent that the Court does not approve Plaintiffs’ Counsel’s application for an award of attorneys’ fees and costs in the full amount of the Fee and Expense Amount, Plaintiffs’ Counsel shall be severally obligated to refund the Fee and Expense Amount to the extent it is denied or reduced to Defendants’ insurance carriers within thirty (30) days from receiving notice from Defendants’ Counsel of written payment instructions and tax information.
4.4    Plaintiffs’ Counsel may apply to the Court for service awards of up to two thousand dollars ($2,000.00) for each of the four Plaintiffs to be paid from the Fee and Expense Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Derivative Matters (the “Service Awards”). Defendants shall not object to the application for the Service Awards.
4.5    The Court’s awarding of any fees and costs is not a necessary term of this

Settlement, and it is not a condition of this Settlement that Plaintiffs’ Counsel’s application(s) for such fees and costs be approved by the Court in the amount of the Fee and Expense Amount or in any other amount whatsoever.
5.    RELEASES
5.1    Within five (5) days after the Effective Date, the parties in the Delaware Action will file a stipulation of dismissal with prejudice in the Delaware Action. The parties in the Delaware Action agree to work collaboratively and in good faith in jointly seeking the dismissal of the Delaware Action, including, without limitation, in jointly moving to dismiss the Delaware Action with prejudice and in seeking appellate relief if a joint motion for dismissal is denied, in the event the parties’ stipulation of dismissal with prejudice is not entered by the court in the Delaware Action.
5.2    Upon the Effective Date, Plaintiffs and all other Current Exicure Stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged their right to assert derivatively on behalf of the Company any and all of the Plaintiffs’ Released Claims (including Unknown Claims) against the Defendants’ Released Persons, and shall forever be barred and enjoined from instituting, commencing, or prosecuting derivatively on behalf of the Company any and all of the Plaintiffs’ Released Claims against the Defendants’ Released Persons. In addition, upon that date, Exicure shall be deemed to have, and by operation of the law and of the Judgment shall have, fully, finally, and forever released, relinquished and discharged its right to assert directly any and all of the Plaintiffs’ Released Claims against the Defendants’ Released Persons, and shall forever be barred and enjoined from instituting, commencing, or prosecuting directly any and all of the Plaintiffs’ Released Claims against the Defendants’ Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or the Judgment.

5.3    Upon the Effective Date, Defendants shall be deemed to have, and by operation of the law and of the Judgment shall have, fully, finally and forever released, relinquished and discharged any and all of the Defendants’ Released Claims against the Plaintiffs’ Released Persons, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of the Defendants’ Released Claims against the Plaintiffs’ Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment.
6.    CONDITIONS    OF    SETTLEMENT;    EFFECT    OF    DISAPPROVAL, CANCELLATION, OR TERMINATION

6.1    The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:
a.    Court approval of the content and method of providing notice of the proposed Settlement to Current Exicure Stockholders, and the subsequent dissemination of the notice of the proposed Settlement to Current Exicure Stockholders;
b.    Court entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed hereto, approving the Settlement and dismissing the Illinois Action with prejudice, without awarding costs to any party, except as provided herein;
c.    payment of the Fee and Expense Amount in accordance with paragraph IV (4.2);

d.    the passing of the date upon which the Judgment becomes Final.

6.2    If any of the conditions specified above in paragraph IV (6.1) are not met, then this Stipulation shall be canceled and terminated subject to paragraph IV (6.3), unless counsel for the Parties mutually agree in writing to proceed with this Stipulation.
6.3    If for any reason the Effective Date of this Stipulation does not occur, or if this
Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Parties shall be restored to their respective positions in the Derivative Matters as of the date of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiffs’ Counsel shall be refunded and returned within thirty (30) days; and
(d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Matters, or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Parties and shall not be used in the Derivative Matters or in any other proceeding for any purpose.
7.    MISCELLANEOUS PROVISIONS

7.1    The Parties: (i) acknowledge that it is their intent to consummate the Settlement; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Settlement and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of the Settlement.
7.2    In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.
7.3    The Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Matters and any and all claims released herein.
7.4    Nothing in this Stipulation, or any other settlement-related documents or communications, constitutes an admission that any claim which was brought or could have been brought in the Derivative Matters has or lacks any merit whatsoever, or that Defendants have committed or engaged in any violation of law or wrongdoing whatsoever.
7.5    This Stipulation shall not be deemed to prejudice any of the positions of any of the Parties.
7.6    Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement, is, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.
7.7    Defendants may file this Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
7.8    This Settlement may not be terminated, modified, or amended, except by an agreement in writing signed by the Parties or their respective counsel.
7.9    This Stipulation shall be construed as if the Parties collectively prepared it, and any uncertainty or ambiguity shall not be interpreted against any of the Parties.
7.10    This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Illinois, and shall be governed by, and interpreted in accordance with, the laws of the State of Illinois, without regard to conflict of laws principles.
7.11    This Stipulation and the exhibits attached hereto contain the entire understanding of the Parties concerning the subject matter hereof and supersede any and all prior agreements, discussions, or negotiations of the Parties, whether oral or in writing.

7.12    The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein. In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.
7.13    This Settlement may be executed in any number of counterparts with the same effect as if all Parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument. A facsimile or electronic (e.g., PDF format) copy of this Settlement as executed shall be deemed an original.
7.14    The Parties agree that each party and their counsel have complied fully with the applicable requirements of good faith litigation and that no action, allegation, position taken, or filing was undertaken or made in bad faith or in violation of Rule 11 of the Federal Rules of Civil Procedure.
7.15    No representations, warranties, or inducements have been made to any of the Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.
7.16    In the event any proceedings by or on behalf of Exicure, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of Exicure, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

7.17    Exicure represents and acknowledges that it is receiving consideration through the Stipulation that provides it reasonably equivalent value for the terms and conditions imposed on Exicure through the Stipulation, specifically, the release of claims specified herein, and that the Fee and Expense Amount will be paid by the Company’s insurers, not from assets or property of Exicure, and not otherwise available to pay any claims or debts of Exicure. Exicure agrees that this Stipulation is not, and expressly waives any argument that this Stipulation is, an “executory contract” as that term is used in the U.S. Bankruptcy Code that can be rejected pursuant to 11
U.S.C. § 365 on motion filed with the Bankruptcy Court.

7.18    Any planned, proposed, or actual sale, merger, or change-in-control of Exicure shall not void this Stipulation. The Stipulation shall run to the Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of Exicure, the Parties shall continue to seek court approval of the Settlement expeditiously, including without limitation the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.
7.19    The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Parties and their undersigned counsel submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.
IN WITNESS WHEREOF, the Parties have caused the Stipulation to be executed by their duty authorized attorneys and dated March 18, 2026.

THE BROWN LAW FIRM, P.C.

By: ______________________

THE ROSE LAW FIRM, P.A.
Phillip Kim
275 Madison Avenue, 40th Floor
New York, NY 10016
Telephone: (212) 686-1060
Email: pkim@roscnlegal.com

Co-Lead Counsel/or Illinois Plaintiffs

LIFSIIITZL

By: Joshua M. Lifs
1190 Broadway
Hewlett, New York 11557
Telephone: (516) 493-9780
Email: jlifshitz@lifshitzlaw.com

Counsel for PlaintiffStourbridge Investments, LLC

GAINEY MCKENNA & EGLESTON

By: ______________________

Thomas J. McKenna
260 Madison Avenue, 22nd Fl.
New York, NY 10016
Telephone: (212) 983-1300
Email: tjmckenna@gme-law.com

Counsel for PlaintiffJames McNabb

BAKER & HOSTETLER LLP

By: ______________________

Daniel J. Buzzetta
45 Rockefeller Plaza
14th Floor
New York, NY 10111
Telephone: (212) 589-4200
Email: dbuzzetta@bakerlaw.com

Counsel for Nominal Defendant Exicure, inc. and Individual Defendants Brian C. Bock, Jeffrey L. Cleland, Elizabeth Garofalo, Bosun Hau, Bali Muralidhar, Andrew Sassine, Matthias Schroff, James Su/at, and Timothy P. Walbert

JONES DAY

By: ______________________

Elizabeth J. Marino
Bethany K. Biesenthal
77 West Wacker Drive
Chicago, IL 60601
Telephone: (312) 782-3939
Email: ejmarino@jonesday.com

Counsel/or Defendant David A. Giljohann

25

UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF ILLINOIS EASTERN DIVISION

Lead Case No. 1:22-cv-01083

EXHIBIT A

CORPORATE GOVERNANCE REFORMS

I.    CORPORATE    GOVERNANCE    REFORMS    TO    BE    IMPLEMENTED    AND MAINTAINED
Within thirty (30) days of issuance the Judgment1 by the Court, Exicure’s Board shall adopt resolutions and create or amend committee charters and/or the Company’s Bylaws,2 as necessary and appropriate to effectuate the agreed-upon Reforms set forth herein. The Reforms shall remain in effect for no less than four (4) years, unless otherwise noted.
Exicure acknowledges and agrees that the filing, pendency, and settlement of the Derivative Matters was the cause of the Company’s decision to adopt, implement, and maintain the Reforms. Exicure also acknowledges and agrees that the Reforms confer substantial benefits to Exicure and Exicure’s shareholders.
1.    FORMATION OF A BOARD-LEVEL RESEARCH AND DATA INTEGRITY OVERSIGHT COMMITTEE
Exicure will a form a Research and Data Integrity Oversight Committee (the “Committee”). The Committee will comprise three or more directors, as determined by the Board. Directors appointed to the Committee will have joined the board after March 1, 2022, the date of the first-filed Derivative Action.
The Committee will review Exicure’s policies, practices, and procedures relating to ensuring the integrity of scientific research programs (including, without limitation, the integrity of experimental data) in light of the Company’s then-current operations not less than annually and make recommendations to the Board, as appropriate.
The Committee may request the assistance of Exicure’s management and employees, including, for example, by requesting reports and presentations on topics that the Committee determines may assist the Committee in its review and consideration of potential recommendations.
If the Committee determines that retaining outside advisor(s) is appropriate and may assist in its review of Exicure’s scientific research programs and consideration of potential recommendations, the Committee may request Board approval to retain such advisor(s).
To the extent applicable to Exicure’s then-current operations, the Committee also shall have the following specific responsibilities:
1.    The Committee shall oversee the Company’s research and development strategy as it relates to research and data integrity, including, when applicable, collaboration agreements, changes in technology and/or therapeutic focus, disclosure of results of clinical trials and clinical holds, and related activities.
2.    The Committee shall meet quarterly, or more frequently as necessary.

1 Except as otherwise expressly provided herein or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation and Agreement of Settlement dated March 18, 2026.
2 The term “Bylaws” refers to the Amended and Restated Bylaws, as currently in effect as of October 2, 2017.

3.    The Committee shall oversee the Company’s ongoing relationship with the U.S. Food and Drug Administration (“FDA”), comparable regulators in foreign markets, and/or other relevant agencies as it relates to research and data integrity, including overseeing compliance (or the need for remedial action in connection) with any agreements, protocols, or understandings with such regulators governing the conduct of clinical trials, tests, or other studies or analyses.
4.    The Committee shall oversee the design, conduct, and reporting of results and data for all clinical trials as it relates to research and data integrity, including overseeing the creation of material data compilations or analyses intended to form the basis for new drug applications to any governing regulatory agency, with particular focus on any agreements, protocols, understandings with or advice or recommendations by any reviewing regulatory agency.
5.    With the assistance of the responsible management and relevant personnel, the Committee shall conduct at least one formal evaluation of the soundness, as it relates to research and data integrity, of all proposed clinical trials for demonstrating the efficacy and safety of new drugs prior to commencement of the trial.
6.    The Committee shall periodically review the Company’s personnel training needs in light of then-current operations as it relates to research and data integrity and recommend enhancements or programs designed to ensure:
•The proper conduct of trials, tests, or other studies or analyses of drug safety and efficacy; and
•The proper handling, evaluation, and escalation within Exicure management of trial, test, or study data and results, including of any significant issues or problems relating to the same.
2.    ESTABLISHMENT OF A MANAGEMENT-LEVEL DISCLOSURE COMMITTEE
To ensure the Company’s disclosure processes and procedures are adequately managed, the Board shall establish a new management-level Disclosure Committee and cause a charter for the committee to be drafted establishing effective procedures and protocols relating to Exicure’s U.S. Securities and Exchange Commission (“SEC”) filings and other formal or official public disclosures. The Disclosure Committee’s purpose will be to ensure that the Company’s significant public statements, including without limitation, SEC filings, press releases, and conference call scripts are reviewed for accuracy, integrity, and completeness.
The Disclosure Committee shall initially consist of, at least, the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), and one other senior officer with day-to-day oversight of the key functional areas of the Company. In its discretion, the Board may change the composition of the Disclosure Committee if it determines that doing so is appropriate and consistent with the Disclosure Committee’s purpose. The Disclosure Committee’s responsibilities shall be as follows:

1.    Establish procedures and review timelines relating to the preparation and filing of the Company’s quarterly earnings, press releases, and periodic SEC reports, including disclosure policies and lines of communication to ensure that relevant Company personnel timely report to the Disclosure Committee information potentially requiring disclosure, in coordination with other groups within the Company, as appropriate;
2.    Review the Company’s Exchange Act filings (including Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements), registration statements, formal or official correspondence to shareholders, and presentations to analysts and investors, and other formal or official disclosures of information material to the Company’s shareholders;
3.    In conducting such review, coordinate with other Company senior officers, independent accountants, internal auditors, outside legal counsel, and the Board or any Board committee, as necessary;
4.    The chair of the Disclosure Committee, or the chair’s designee, shall report at least quarterly to the full Board; and
5.    At least annually, the Disclosure Committee shall review and assess any non-financial metrics disclosed in the Company’s Exchange Act filings.
Exicure shall promptly create the Disclosure Committee and Charter and post the Disclosure Committee Charter on the Company’s website.
3.    INTERNAL CONTROLS AND COMPLIANCE FUNCTIONS
Exicure’s Board shall conduct an annual review for each of the next five (5) years regarding appropriate steps Exicure could take to test and strengthen its internal audit and control function concerning (without limitation) the accuracy of public disclosures and compliance with laws and regulations, including FDA regulations. Each annual review will include consideration of the following, as appropriate:
1.    Identification of resources needed to effectively manage internal knowledge of risk exposure, existing laws and regulations, and disclosure obligations;
2.    Assessment of risks of noncompliance with laws and regulations, internal controls, and disclosure obligations, and incorporation of such risk assessments into internal audit procedures; and
3.    Implementation of technology to improve auditing techniques, including for example, data mining or predictive modeling with respect to compliance issues and risk exposure.
4.    IMPROVEMENTS TO OVERSIGHT OF EXICURE’S STRATEGIC ALTERNATIVES EXPLORATION EFFORTS
To improve the oversight of the Company’s exploration of strategic alternatives, the Company shall establish the following protocols:

1.    At least annually, Exicure’s CEO, or an appropriate designee, shall present to the Board on the Company’s progress in its exploration of strategic alternatives. The presentations shall include, as applicable, discussions of alternatives under consideration, including their potential or projected benefits, risks, and effect on revenue; and
2.    Before the Company executes any strategic alternative that is expected to involve scientific research programs and/or experimental data, Exicure’s CEO, or an appropriate designee, shall present to the Committee on the proposed strategic alternative. The presentation shall include, as applicable, discussion of the Company’s due diligence concerning the scientific research programs and/or experimental data expected to be associated with the strategic alternative.
II.    OTHER    GOVERNANCE    CHANGES    PROMPTED    BY    THE    DERIVATIVE MATTERS
1.    ADDITION OF BOARD SEATS
Exicure recently added two Board seats, expanding the Board from six to eight directors, three of whom are independent.
In connection with the Settlement, Exicure acknowledges that the claims asserted in the Derivative Matters were a material factor in Exicure’s decision to expand the Board to include two additional directors.
2.    IMPROVEMENTS TO COMPENSATION COMMITTTEE AND NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
While the Derivative Matters were pending, Exicure adopted the following corporate governance changes:
•Strengthened the Charter of the Compensation Committee; and
•Strengthened the Charter of the Nominating and Corporate Governance Committee.
In connection with the Settlement, Exicure acknowledges that the claims asserted in the Derivative Matters were a material factor in Exicure’s decision to adopt the foregoing corporate governance changes.

UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF ILLINOIS EASTERN DIVISION

Lead Case No. 1:22-cv-01083

EXHIBIT B

[PROPOSED] PRELIMINARY APPROVAL ORDER
Plaintiffs Kapil Puri and Yixin Sim (together, the “Illinois Plaintiffs”) in the above-captioned action pending in the United States District Court for the Northern District of Illinois (the “Court”) have made an unopposed motion, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the proposed settlement (the “Settlement”) of stockholder derivative claims brought on behalf of Exicure, Inc. (“Exicure” or the “Company”), as well as the potential claims asserted by certain Exicure stockholders, in accordance with the Stipulation and Agreement of Settlement dated March 18, 2026 (the “Stipulation”); (ii) approving the form and manner of the notice of the Settlement to Current Exicure Stockholders; and (iii) setting a date for the Settlement Hearing.1
WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to, a proposed Settlement and resolution of the following stockholder derivative matters with prejudice: (i) the above-captioned action, titled In re Exicure, Inc. Derivative Litigation, Case No. 1:22-cv-01083 (N.D. Ill.) (the “Illinois Action”); (ii) Stourbridge

1 Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

Investments, LLC v. Giljohann, et al., Case No. 1:22-cv-00526-RGA (D. Del.) (the “Delaware Action”); and (iii) the pre-suit litigation demand asserted by Exicure stockholder James McNabb (the “Demand” and, collectively, the “Derivative Matters”);
WHEREAS, the Court having: (i) read and considered Illinois Plaintiffs’ Unopposed Motion for Preliminary Approval of Stockholder Derivative Settlement together with the accompanying Memorandum in Support; and (ii) read and considered the Stipulation, as well as all the exhibits attached thereto;
WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for Exicure and appears to be the product of serious, informed, non-collusive negotiations; and
WHEREAS, the Court also finds, upon a preliminary evaluation, that Exicure stockholders should be apprised of the Settlement through the proposed form and means of notice, which constitutes the best notice practicable under the circumstances and complies fully with the requirements of Fed. R. Civ. P. 23.1 and due process, and should be allowed an opportunity to file objections, if any, thereto, and appear at the Settlement Hearing.
NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:
1.    This Court, for purposes of this Preliminary Approval Order, adopts the definitions set forth in the Stipulation.
2.    This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

3.    A hearing shall be held on June 2, 2026 at 10:30 a.m. before the Honorable Manish S. Shah, at the United States District Court for the Northern District of Illinois, Eastern Division, Everett McKinley Dirksen U.S. Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the notice of the Settlement fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount and Service Awards should be approved; and (v) such other matters as the Court may deem appropriate.
4.    The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and due process.
5.    Within ten (10) business days after the entry of an order by the Court preliminarily approving the settlement, Exicure shall: (1) post a copy of the Notice and the Stipulation and exhibits thereto on the Investor Relations page of the Company’s website; (2) publish the Summary Notice in a press release once in Investors’ Business Daily or a similar publication with national distribution; and (3) file with the SEC the Notice and Stipulation and exhibits thereto as exhibits to a Current Report filed on Form 8-K. The Notice shall provide a link to the Investor Relations page on Exicure’s website where the Notice and Stipulation and exhibits thereto may be viewed, which page will be maintained through the date of the Settlement Hearing. The Parties believe the form and manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Exicure stockholders pursuant to applicable law and due process.
6.    Defendants’ insurer(s) shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement set forth in this paragraph or as otherwise required by the Court.
7.    Within thirty (30) days after the entry of this Preliminary Approval Order, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing, posting, and publication of the notice of the Settlement as provided for in paragraph 5 of this Preliminary Approval Order.
8.    All Current Exicure Stockholders shall be subject to and bound by the provisions of the Stipulation and the releases contained therein, and by all orders, determinations, and judgments in the Illinois Action concerning the Settlement, whether favorable or unfavorable to Current Exicure Stockholders.
9.    Pending the Court’s determination as to final approval of the Settlement, the Parties, Current Exicure Stockholders, and anyone acting or purporting to act on behalf of Exicure are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons.
10.    Any stockholder of Exicure common stock may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or the Fee and Expense Amount or Service Awards should not be awarded. However, no Exicure stockholder shall be heard or entitled to contest the approval of the Settlement, or, if approved, the Judgment to be entered thereon, unless that Exicure stockholder has caused to be filed, and served on counsel as noted below: (i) a written notice of objection with the case name and number (In re Exicure, Inc. Derivative Litigation, Case No. 1:22-cv-01083 (N.D. Ill.)); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Exicure common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony.
11.    At least twenty-one (21) days prior to the Settlement Hearing, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, United States District Court for the Northern District of Illinois, Eastern Division, Everett McKinley Dirksen U.S. Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604 and serve such materials by that date, on each of the following Parties’ counsel:
Counsel for Plaintiffs:

THE BROWN LAW FIRM, P.C.
Timothy Brown
767 Third Avenue, Suite 2501 New York, NY 10017 Telephone: 516-922-5427
Email: tbrown@thebrownlawfirm.net

Counsel for Defendants:

BAKER & HOSTETLER LLP
Douglas L. Shively
One North Wacker Drive, Suite 4500 Chicago, IL 60606
Telephone: 312-416-6200 Email: dshively@bakerlaw.com

12.    Only stockholders who have filed with the Court and sent to the Parties’ counsel valid and timely written notices of objection and notices of appearance will be entitled to be heard at the hearing unless the Court orders otherwise.
13.    Any Person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense Amount and Service Awards unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered and the releases to be given as set forth in the Stipulation.
14.    The Illinois Plaintiffs shall file their motion for final approval of the Settlement at least twenty-eight (28) days prior to the Settlement Hearing. If there is any objection to the Settlement, the Illinois Plaintiffs shall file a response to the objection(s) at least seven (7) days prior to the Settlement Hearing.
15.    All proceedings in the Illinois Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation and this Preliminary Approval Order.
16.    This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Exicure stockholders.
17.    Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.
18.    The Court may, in its discretion, decide to hold the Settlement Hearing telephonically or by videoconference and/or to change the date and/or time of the Settlement

Hearing without further notice to Current Exicure Stockholders. Any Current Exicure Stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar or the Investor Relations page of Exicure’s website, for any change in the format, date, or time of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Current Exicure Stockholders. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

IT IS SO ORDERED.

DATED:
HONORABLE MANISH S. SHAH UNITED STATES DISTRICT JUDGE

UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF ILLINOIS EASTERN DIVISION

Lead Case No. 1:22-cv-01083

EXHIBIT C

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE MATTERS

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF EXICURE, INC. (“EXICURE” OR THE “COMPANY”) COMMON STOCK AS OF MARCH 18, 2026.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE MATTERS, CURRENT EXICURE STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.
THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.
PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated March 18, 2026 (the “Stipulation”). The purpose of this Notice is to inform you of:

•    the existence of the above-captioned consolidated derivative action pending in the United States District Court for the Northern District of Illinois (the “Court”) captioned In Re Exicure, Inc. Derivative Litigation, Lead Case No. 1:22-cv-01083 (the “Illinois Action”);

•    the existence of a similar stockholder derivative action pending in the United States District Court for the District of Delaware, captioned Stourbridge Investments, LLC v. Giljohann, et al., Case No. 1:22-cv-00526-RGA (the “Delaware Action”);

•    the existence of a pending stockholder litigation demand served on the Company’s Board of Directors (the “Board”) to investigate and bring action against the Individual Defendants (the “Demand” and, collectively with the Illinois Action and the Delaware Action, the “Derivative Matters”);

•    the proposed settlement between Plaintiffs and Defendants (together, “Parties”) reached in the Derivative Matters (the “Settlement”);

•    the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Illinois Action with prejudice;

•    Plaintiffs’ Counsel’s application to the Court for the Fee and Expense Amount; and

•    Plaintiffs’ Counsel’s application to the Court for case Service Awards to the Plaintiffs.
This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or

Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Matters and of your rights in connection with the proposed Settlement.

Summary

On March 18, 2026, Exicure, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Derivative Matters, which Stipulation was filed in the Court. The Derivative Matters were brought derivatively on behalf of Exicure against certain former directors and officers of the Company. Exicure was named as a nominal defendant in the Illinois Action and the Delaware Action. The Stipulation and the Settlement contemplated therein, subject to the approval of the Court, are intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Illinois Action and Delaware Action with prejudice, and resolution of the Demand, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement provides for the adoption and maintenance of certain corporate governance policies and other changes made at Exicure during the pendency of the Derivative Matters and requires the Company to adopt and maintain certain additional corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation (the “Reforms”).

In recognition of the substantial benefits conferred upon Exicure as a direct result of the Reforms achieved through the prosecution and Settlement of the Derivative Matters, and subject to Court approval, the Parties agreed on February 16, 2026 that Defendants’ insurer(s) shall pay to Plaintiffs’ Counsel attorneys’ fees and expenses in the amount of six hundred seventy-five thousand dollars ($675,000.00) (the “Fee and Expense Amount”), subject to Court approval. Plaintiffs’ Counsel shall also apply to the Court for service awards to be paid to the Plaintiffs in an amount of up to two thousand dollars ($2,000.00) each (the “Service Awards”), to be paid out of the Fee and Expense Amount.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the investor relations page of the Company’s website, https://exicuretx.com/en/page?file=en_legal_notices, contact Plaintiffs’ Counsel as set forth below, or inspect the full Stipulation filed with the Clerk of the Court.

What are the Lawsuits and the Demand About?

The Derivative Matters are brought derivatively on behalf of nominal defendant Exicure and allege that, inter alia, from January 7, 2021 through December 10, 2021, at least, the Individual Defendants breached their fiduciary duties by causing the Company to fail to maintain adequate internal controls with respect to ensuring the proper collection, analysis, and reporting of the data generated by its studies, and by making and/or causing the Company to make false and misleading statements and omissions to the public regarding the foregoing and the viability of the Company’s drug candidate, XCUR-FXN. The Derivative Matters allege that, as a result of the foregoing, the Company experienced reputational and financial harm.

Why is there a Settlement of the Derivative Matters?

The Court has not decided in favor of Defendants or Plaintiffs. Instead, the Parties agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Parties agree, and the Company determined, that the Reforms that the Company will adopt, implement, and maintain as part of the Settlement provide substantial benefits to Exicure and its stockholders.

Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Derivative Matters. Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Matters. Nonetheless, Defendants have concluded that it is desirable for the Derivative Matters to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.
The Settlement Hearing, and Your Right to Object to the Settlement
On March 19, 2026, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be provided to current Exicure stockholders (“Current Exicure Stockholders”). The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on June 2 2026 at 10:30 a.m. before the Honorable Manish S. Shah at the United States District Court for the Northern District of Illinois, Eastern Division, Everett McKinley Dirksen U.S. Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604 to, among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Illinois Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) determine whether the Court should approve the agreed-to Fee and Expense Amount; (v) determine whether the Court should approve the Service Awards for the Plaintiffs, which shall be funded from the Fee and Expense Amount to the extent approved by the Court; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement. Upon final approval of the Settlement, the Illinois and Delaware Actions will be dismissed with prejudice and the Demand will be withdrawn.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar or the investor relations page of the Company’s website, https://exicuretx.com/en/page?file=en_legal_notices, for any change in the date, time, or format of the Settlement Hearing.

Any Current Exicure Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount or Service Awards, may file with the Court a written objection. An objector must, at least twenty-one (21) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (i) a written notice of objection with the case name and number (In re Exicure, Inc. Derivative Litigation, Lead Case No. 1:22-cv-01083 (N.D. Ill.)); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Exicure common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and from objecting at the Settlement Hearing, except for good cause shown.
IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF
THE COURT NO LATER THAN MAY 12, 2026. The Clerk’s address is:

Clerk of the Court,
United States District Court for the Northern District of Illinois, Eastern Division Everett McKinley Dirksen U.S. Courthouse
219 South Dearborn Street Chicago, IL 60604

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN MAY 12, 2026. Counsel’s addresses are:

Counsel for Plaintiffs:
THE BROWN LAW FIRM, P.C.
Timothy Brown
767 Third Avenue, Suite 2501 New York, NY 10017 Telephone: (516) 922-5427

Counsel for Defendants:
BAKER & HOSTETLER LLP
Douglas L. Shively One North Wacker Drive
Suite 4500
Chicago, IL 60606
Telephone: (312) 416-6200

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any Exicure stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.
Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Exicure Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in the Derivative Matters, and from pursuing any of the Released Claims.
CURRENT EXICURE STOCKHOLDERS AS OF MARCH 18, 2026 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Current Exicure Stockholders, derivatively on behalf of Exicure, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.

Scope of the Notice

This Notice is a summary description of the Derivative Matters, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Matters, reference is made to them in the Stipulation and its exhibits, copies of which may be reviewed and downloaded at the investor relations page of the Company’s website, https://exicuretx.com/en/page?file=en_legal_notices.

*    *    *
You may obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone:
(516) 922-5427, E-mail: tbrown@thebrownlawfirm.net. Please Do Not Call the Court or Defendants with Questions About the Settlement.

UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF ILLINOIS EASTERN DIVISION

Lead Case No. 1:22-cv-01083

EXHIBIT D

SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE MATTERS

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF EXICURE, INC. (“EXICURE” OR THE “COMPANY”) COMMON STOCK AS OF MARCH 18, 2026.

PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

YOU ARE HEREBY NOTIFIED that the above-captioned consolidated stockholder derivative action (the “Illinois Action”), is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated March 18, 2026 (the “Stipulation”).

The Derivative Matters allege claims against each of the Individual Defendants1 for breach of fiduciary duty, and/or other violations of law, including the federal securities laws and unjust enrichment, in connection with their causing the Company to fail to maintain adequate internal controls with respect to ensuring the proper collection, analysis, and reporting of the data generated by its studies, and by making and/or causing the Company to make false and misleading statements and omissions to the public regarding the foregoing and the viability of the Company’s drug candidate, XCUR-FXN. The Derivative Matters allege that, as a result of the foregoing, the Company experienced reputational and financial harm. Defendants have denied and continue to deny each and all of the claims and allegations of wrongdoing asserted in the Derivative Matters.

Pursuant to the terms of the Settlement, Exicure agrees to implement and maintain certain corporate governance reforms that are outlined in Exhibit A to the Stipulation (the “Reforms”). The Reforms shall be maintained for four (4) years, unless otherwise stated in Exhibit A to the Stipulation. Exicure acknowledges and agrees that the filing, pendency, and settlement of the Derivative Matters was the cause of the Company’s decision to adopt and implement the agreed-upon governance reforms. Exicure also acknowledges and agrees that the Reforms confer substantial benefits to Exicure and Exicure’s stockholders.

After negotiating the principal terms of the Settlement, counsel for the Parties negotiated the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel, subject to Court approval (the “Fee and Expense Amount”). In light of the substantial benefits conferred upon the Company and its stockholders, Exicure’s insurers shall pay to Plaintiffs’ Counsel six hundred seventy-five thousand dollars ($675,000.00) for their attorneys’ fees and expenses, subject to Court approval. Defendants also agreed not to object to the request for the Court to approve Service Awards of up to two thousand dollars ($2,000.00) for each of the Plaintiffs, to be paid from the Fee and Expense Amount.

On June 2, 2026 at 10:30 a.m., a hearing (the “Settlement Hearing”) will be held before the Honorable Manish S. Shah at the United States District Court for the Northern District of Illinois, Eastern Division, Everett McKinley Dirksen U.S. Courthouse, 219 South Dearborn Street, Chicago, Illinois 60604, for the purpose of determining whether the Settlement should be
1 All capitalized terms that are not otherwise defined shall have the definitions as set forth in the Stipulation.

approved as fair, reasonable, and adequate and whether the Court should approve the agreed-to Fee and Expense Amount and the Service Awards for Plaintiffs. Because this is not a class action, except as otherwise provided for in the Stipulation with respect to the Plaintiffs, no Current Exicure Stockholder has the right to receive any individual compensation as a result of the Settlement.

This Summary Notice provides a condensed overview of certain provisions of the Stipulation and the full Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions (the “Notice”). It is not a complete statement of the events of the Derivative Matters or the terms set forth in the Stipulation. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation. For additional information about the claims asserted in the Derivative Matters, and the terms of the proposed Settlement, you may inspect the Stipulation and its exhibits and other papers at the Clerk’s office in the Court at any time during regular business hours. In addition, copies of the Stipulation and its exhibits and the Notice are available on the Investor Relations page of the Company’s website, https://exicuretx.com/en/page?file=en_legal_notices.

The Court may, in its discretion, decide to hold the Settlement Hearing telephonically or by videoconference and/or to change the date and/or time of the Settlement Hearing without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar or the investor relations page of the Company’s website,     , for any change in the format, date or time of the Settlement Hearing.

Inquiries about the Derivative Matters or the Settlement may be made to: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, Email: tbrown@thebrownlawfirm.net.

You may enter an appearance before the Court, at your own expense, individually or through counsel of your choice. If you want to object at the Settlement Hearing, you must be a Current Exicure Stockholder and you must first comply with the procedures for objecting that are set forth in the Notice. Any objection to any aspect of the Settlement must be filed with the Clerk of the Court and sent to Plaintiffs’ Counsel and Defendants’ Counsel no later than
    , 2026 (21 days before the Settlement Hearing), in accordance with the procedures set forth in the Stipulation and the Notice. Any Current Exicure Stockholder who fails to object in accordance with such procedures will be bound by the Order and Final Judgment of the Court granting final approval to the Settlement and the releases of claims therein, and shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection.

PLEASE DO NOT CALL THE COURT OR DEFENDANTS WITH QUESTIONS ABOUT THE SETTLEMENT.

UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF ILLINOIS EASTERN DIVISION

Lead Case No. 1:22-cv-01083

EXHIBIT E

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing on     , 2026, to consider approval of the proposed settlement (“Settlement”) set forth in the Stipulation and Agreement of Settlement dated March 18, 2026 (the “Stipulation”). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Order and Final Judgment (the “Judgment”).
IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:
1.    This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.
2.    This Court has jurisdiction over the subject matter of the Illinois Action, including all matters necessary to effectuate the Settlement, and over all Parties.
3.    The Court finds that the notice of the Settlement was published and disseminated in accordance with this Court’s Preliminary Approval Order. This Court further finds that the form and contents of the Notice and Summary Notice, as previously preliminarily approved by the Court, and the means of dissemination of the notice of the Settlement fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process.
4.    The Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Parties, and further finds that the Settlement is in the best interests of Exicure and its stockholders.
5.    The Illinois Action and all claims contained therein, as well as all of the Released Claims against Released Persons, are dismissed with prejudice. The Parties are to bear their own costs, except as otherwise provided below.

6.    Upon the Effective Date, Plaintiffs and all other Current Exicure Stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged their right to assert derivatively on behalf of the Company any and all of the Plaintiffs’ Released Claims (including Unknown Claims) against the Defendants’ Released Persons, and shall forever be barred and enjoined from instituting, commencing, or prosecuting derivatively on behalf of the Company any and all of the Plaintiffs’ Released Claims against the Defendants’ Released Persons. In addition, upon that date, Exicure shall be deemed to have, and by operation of the law and of the Judgment shall have, fully, finally, and forever released, relinquished and discharged its right to assert directly any and all of the Plaintiffs’ Released Claims against the Defendants’ Released Persons, and shall forever be barred and enjoined from instituting, commencing, or prosecuting directly any and all of the Plaintiffs’ Released Claims against the Defendants’ Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or the Judgment.
7.    Upon the Effective Date, Defendants shall be deemed to have, and by operation of the law and of the Judgment shall have, fully, finally and forever released, relinquished and discharged any and all of the Defendants’ Released Claims against the Plaintiffs’ Released Persons, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of the Defendants’ Released Claims against the Plaintiffs’ Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment.
8.    During the course of the litigation, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws or statutes.

9.    The Court hereby approves the sum of six hundred seventy-five thousand dollars ($675,000.00) for the payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses in the Derivative Matters (the “Fee and Expense Amount”) and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to Plaintiffs’ Counsel in connection with the Settlement. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.
10.    The Court hereby approves the service awards of two thousand dollars ($2,000.00) for each of the Plaintiffs to be paid from Plaintiffs’ Counsel’s Fee and Expense Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Derivative Matters.
11.    Neither the Stipulation, nor any of its terms or provisions, nor entry of this Judgment, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.
12.    Defendants may file the Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
13.    Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.

14.    Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court hereby finally approves the Stipulation and Settlement in all respects and orders the Parties to perform its terms to the extent the Parties have not already done so.

15.    This Judgment is a final judgment, and the Court finds that no just reason exists for delay in entering the Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure.
IT IS SO ORDERED.

DATED:
HONORABLE MANISH S. SHAH UNITED STATES DISTRICT JUDGE